Exhibit 10.2

FIRST AMENDMENT TO INDUSTRIAL LEASE

THIS AMENDMENT TO INDUSTRIAL LEASE (this "Amendment") is made and entered into effective as of the__ day of December, 2012, by and between 120 Palatine LLC, an Illinois limited liability company ("Landlord") and Lansal Inc. d/b/a Hot Mama's, a Massachusetts corporation ("Tenant").

RECITALS:

A.      Landlord and Tenant entered into that certain Industrial Lease dated November 13, 2012, (the "Lease") for a portion of that certain building located at 120 West Palatine, Wheeling, Illinois, and further described in the Lease (the "Leased Premises"); and

B.          The parties desire to amend the Lease as provided for herein.

TERMS OF AMENDMENT:

NOW, THEREFORE,  for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned do hereby agree to amend the Lease as follows:

1.          Recitals. All of the Recitals set forth above are true and correct, and are hereby incorporated into the body of this Amendment, as though separately and specifically set forth herein.

2.          Defined Terms and Conflict. Any capitalized terms used, but not defined, in this Amendment shall be deemed to have the meanings respectively ascribed to those terms in the Lease. In the event of any conflict between the terms and provisions of the Lease and those of this Amendment, the terms and provisions of this Amendment shall govern and control.

3.          Amendments.

a.           Section 1.01(a). Delete "65,000" and replace it with "68,000."

b.           Section l.Ol(c). Delete "58%" and replace it with "60.7%."

c.           Section l.Ol(d). Delete the chart in its entirety and replace it with:

Period	Per Square Foot Minimum Annual Base Rent Rate	Monthly Rental Installment	Minimum Annual Base Rent

Lease Year 1	$5.20	$29,466.67	$353,600.00

Lease Year 2	$5.30	$30,056.00	$360,672.00

Lease Year 3	$5.41	$30,657.12	$367,885.44

L ease Year4	$5.52	$31,270.26	$375,243.12

Lease Year 5	$5.63	$31,895.67	$382,748.04

Lease Year 6	$5.74	$32,533.58	$390,402.96

Lease Year 7	$5.86	$33,184.25	$398,211.00

Lease Year 8	$5.97	$33,847.94	$406,175.28

Lease Year 9	$6.09	$34,524.90	$414,298.80

Lease Year 1O*	$6.21	$35,215.39	$422,548.68

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d.           Section 3.02(c). Delete "$130,000" and replace it with "$136,000."

e.           Section 7.02. Delete in its entirety and replace it with the following:

"Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, refrigeration systems, plate glass, floors, windows and doors, dock-doors, levelers, trash compactors, and plumbing systems, provided, in the event Tenant complies with the below, Landlord shall pay the cost of the rebuilding and/or replacement of each heating and air conditioning system and refrigeration system during the Lease Term, provided Tenant shall pay up to Two Thousand Five Hundred and 00/100 ($2,500.00) Dollars per each repair or replacement. Tenant shall obtain and maintain in effect throughout the Lease Term a preventive maintenance contract on the heating and air conditioning systems and refrigeration systems and provide Landlord with copies thereof within sixty (60) days of the execution of this Lease. The preventive maintenance contracts shall meet or exceed Landlord's standard maintenance criteria which shall be dictated by Landlord from time to time, and shall provide for the inspection and maintenance of the heating and air conditioning system and refrigeration system on at least a semi-annual basis. A copy of the semi-annual inspection and maintenance reports shall be delivered to Landlord promptly upon receipt by Tenant."

f.            Exhibit A attached to the Lease shall be deleted in its entirety and replaced with Exhibit A attached hereto.

g.           Exhibit B. Insert "December 13, 2012" in the blank in Section 1.

4.          Acceptance of Leased Premises. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN AND THE LANDLORD'S WORK NOT YET COMPLETED, TENANT ACCEPTS THE LEASED PREMISES "AS-IS" WITHOUT ANY REPRESENTATION OR WARRANTY BY LANDLORD OF ANY KIND AND WITH THE UNDERSTANDING THAT LANDLORD SHALL HAVE NO RESPONSIBILITY WITH RESPECT THERETO AND TENANT'S CONTINUED POSSESSION OF THE LEASED PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT THE LEASED PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION AS OF THE DATE HEREIN.

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5.          Reaffirmation of Lease.   Unless specifically modified hereby, all terms of the Lease shall remain in full force and effect. From and after the date hereof, all references to the Lease shall mean the Lease as modified by this Amendment. The provisions of the Lease, as amended hereby, are in full force and effect and are hereby ratified and confirmed.

6.          Tenant's Statement of Performance. Tenant hereby certifies that as of the date hereof that: (a) except as set forth in this Amendment, the Lease has not been amended or modified; (b) Landlord is not currently in default in its obligations under the Lease; and (c) there are no oral agreements or understandings between Landlord and Tenant with respect to the Lease or any obligations of any party thereunder.

7.          Miscellaneous.

a.           Entire Agreement. This Amendment constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Amendment. Except as otherwise expressly provided herein, neither this Amendment nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

b.           No Recording. Neither this Amendment nor any memorandum thereof shall be recorded and the act of recording by Tenant shall be deemed a default by Tenant hereunder.

c.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state in which the Leased Premises is located.

d.           Construction of Agreement. In construing this Amendment, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Amendment. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Amendment shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

e.           Partial Invalidity.    The provisions of this Amendment shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

f.            Counterparts; Facsimile. This Amendment may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Amendment. A fully executed .pdf or facsimile copy of this Amendment shall be effective as an original.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective the day and year first above written.

LANDLORD:		TENANT:

120 PALATINE LLC,		LANSAL INC. d/b/a HOT MAMA'S,
an Illinois limited liability company		a Massachusetts corporation

By:	/s/ Barry Sidel	By:	/s/ Matthew Morse
Name:	Barry Sidel	Name:	Matthew Morse
Title:	Managing Member	Title:	President

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[INSERT_IMAGE]

SECOND AMENDMENT TO INDUSTRIAL LEASE

THIS SECOND AMENDMENT TO INDUSTRIAL J.,EASE (this "Amendment") is made and entered into effective as of the 1st day of April 2013, by and between 120 Palatine LLC, an Illinois limited liability company ("La dlord") and Lansal Inc. d/b/a Hot Mama's, a Massachusetts corporation ("Tenant").

RECITALS:

A.           Landlord and Tenant entered into that certain Industrial Lease dated November 13, 2012, as amended by that certain First Amendment to Industrial Lease dated December 27, 2013 (collectively, the "Lease") for a portion of that certain building located at 120 West Palatine, Wheeling, Illinois, and further described in the Lease (the "Leased Premises"); and

B.           The parties desire to amend the Lease as provided for herein.

TERMS OF AMENDMENT:

NOW, THEREFORE, for valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the undersigned do hereby agree to amend the Lease as follows:

1.           Recitals. All of the Recitals set forth above are true and correct, and are hereby incorporated into the body of this Amendment, as though separately and specifically set forth herein.

2.           Defined Terms and Conflict. Any capitalized terms used, but not defined, in this Amendment shall be deemed to have the meanings respectively ascribed to those terms in the Lease. In the event of any conflict between the terms and provisions of the Lease and those of this Amendment, the terms and provisions of this Amendment shall govern and control.

3.           Amendments.

a.           The following provision is hereby added to the Lease and incorporated therein:

"Sectio11 16.20. Guaranty. Concurrently with the execution of this Lease, Guarantor shall execute a Guaranty of Lease ("Guaranty"), the form of which is attached hereto as Exhibit F."

b.           Exhibit F attached hereto shall be added to the Lease.

4.           Acceptance of Leased Premises. EXCEPT AS OTHERWISE PROVIDED FOR HEREIN AND THE LANDLORD'S WORK NOT YET COMPLETED, TENANT ACCEPTS THE LEASED PREMISES "AS-IS" WITHOUT ANY REPRESENTATION OR WARRANTY BY LANDLORD OF ANY KIND AND WITH THE UNDERSTANDING THAT LANDLORD SHALL HAVE NO RESPONSIBILITY WITH RESPECT THERETO AND TENANT'S CONTINUED POSSESSION OF THE LEASED PREMISES SHALL BE CONCLUSIVE EVIDENCE THAT THE LEASED PREMISES ARE IN GOOD ORDER AND SATISFACTORY CONDITION AS OF THE DATE HEREIN.

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5.           Reaffirmation of Lease.   Unless specifically modified hereby, all terms of the Lease shall remain in full force and effect. From and after the date hereof, all references to the Lease shall mean the Lease as modified by this Amendment. The provisions of the Lease, as amended hereby, are in full force and effect and are hereby ratified and confirmed.

6.           Tenant's Statement of Performance.       Tenant hereby certifies that as of the date hereof that: (a) except as set forth in this Amendment, the Lease has not been amended or modified; (b) Landlord is not currently in default in its obligations under the Lease; and (c) there are no oral agreements or understandings between Landlord and Tenant with respect to the Lease or any obligations of any party thereunder.

7.           Miscellaneous.

a.           Entire Agreement. This Amendment constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Amendment. Except as otherwise expressly provided herein, neither this Amendment nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

b.           No Recording.   Neither this Amendment nor any memorandum thereof shall be recorded and the act of recording by Tenant shall be deemed a default by Tenant hereunder.

c.           Governing Law.   This Amendment shall be governed by and construed in accordance with the laws of the state in which the Leased Premises is located.

d.           Construction of Agreement.   In construing this Amendment, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Amendment. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Amendment shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

e.           Partial Invalidity.   The provisions of this Amendment shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof

f.            Counterparts; Facsimile.   This Amendment may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Amendment. A fully-executed .pdf or facsimile copy of this Amendment shall be effective as an original.

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[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment effective the day and year first above written.

LANDLORD:		TENANT:

120 PALATINE LLC,		LANSAL INC. d/b/a HOT MAMA'S,
an Illinois limited liability company		a Massachusetts corporation

By:	/s/ Barry Sidel	By:	Matthew D Morse
Name:	Barry Sidel	Name:	Matthew D Morse
Title:	Managing Member	Title:	CEO

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EXHIBIT F

FORM OF GUARANTY

GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this "Guaranty") is dated as of the ___ day of                , 2013, but effective as of November 13, 2012, by Matthew Morse ("Guarantor"), to and for the benefit of 120 Palatine LLC, an Illinois limited liability company ("Landlord").

RECITALS

A.           Landlord, as landlord, and Lansal Inc. d/b/a Hot Mama's, a Massachusetts corporation, as tenant ("Tenant"), are bound under a Lease, dated November 13, 2012, as amended (the "Lease"), pertaining to the lease of approximately 65,000 square feet of that certain building located at 120 West Palatine, Wheeling, Illinois, as more particularly described in the Lease (the "Premises").

B.           Guarantor has a financial interest in Tenant, and will receive a substantial financial benefit from Tenant.

C.           Landlord has required Guarantor to guaranty the Minimum Annual Base Rent obligations of Tenant under the Lease for the Term (as defined in the Lease) of the Lease.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor does hereby unconditionally and absolutely guaranty: (i) the due and punctual payment of the Minimum Animal Base Rent when due to be paid by Tenant as provided in the Lease; and (ii) the prompt payment when due throughout the first five (5) Lease Years of the Term of the Lease ("Guaranty Obligations") provided, in the event an uncured event of default does not exist, this Guaranty shall automatically expire upon the expiration of the third (3rd) Lease Year. The guaranty contained herein shall run for the benefit of Landlord and its beneficiaries, successors and assigns and this Guaranty may be enforced against Guarantor without first resorting to, or exhausting any other remedy which Landlord or its beneficiaries, successors and assigns may have against Tenant.

Guarantor agrees that any modification of the Lease (including, without limitation, any extension of the Term or modification of the terms or amount of payments due thereunder) or waiver of the performance thereunder, or the giving by Landlord of any extension of time for the performance of any of the obligations of Tenant or any other forbearance on the part of Landlord, or any failure by Landlord to enforce any of its rights under the Lease shall not in any way release Guarantor from liability hereunder or terminate, affect or diminish the validity of this Guaranty.

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Guarantor further agrees that in the event Tenant shall become insolvent or shall be adjudicated as bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provisions of the Federal Bankruptcy Code, or if such a petition filed by creditors of Tenant shall be approved by a court, or if Tenant shall seek a judicial readjustment of the right of its creditors under any present or future federal or state law or if a receiver of all or a substantial part of its property and assets is appointed by any state or federal court, and in any such proceeding the Lease shall be terminated or rejected, or the obligations of Tenant thereunder shall be modified, Guarantor agrees that it will continue to pay rent as it becomes due and continue to perform all obligations of Tenant under the Lease. In the event any payment by Tenant to Landlord is held to constitute a preference under the bankruptcy laws, or if for any other reason under bankruptcy proceedings Landlord is required to refund such payment or pay the amount thereof to any other party, such payment by Tenant to Landlord shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to Landlord upon demand. Guarantor's obligations to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute, or from the decision of any court.

Guarantor agrees that: (i) in the event it is necessary for Landlord to place this Guaranty in the hands of any attorney for enforcement, Guarantor will reimburse Landlord for reasonable expenses incurred in the enforcement hereof and of the Lease, including reasonable attorney's fees; (ii) this Guaranty shall inure to the benefit of and may be enforced by Landlord and any subsequent assignee of the Lease, and shall be binding upon and enforceable against Guarantor, its successors, assigns and legal representatives; (iii) Landlord shall not be required to pursue or exhaust any other remedies before invoking the benefits of this Guaranty; provided, however, that any pursuit of any such remedies shall in no manner impair or diminish the rights of Landlord under this Guaranty; (iv) this is a continuing Guaranty, and shall apply to and cover the Lease, including any extensions, replacements and/or renewals thereof hereinbefore described; and (v) this Guaranty shall be binding upon and enforceable against Guarantor, notwithstanding the occurrence of any assignment of the Lease or sublease of the Premises by Tenant, including, but not limited to, an assignment or sublease which discharges Tenant from liability under the Lease.

All obligations of Guarantor hereunder and any other guarantors of the Lease shall be joint and several.

Guarantor hereby acknowledges and agrees that for all purposes hereof all actions or proceedings in any way, manner or respect arising out of or relating to this Guaranty and the transactions contemplated herein shall be litigated only in courts having situs in the County of Cook in the State of Illinois or in Federal Court in the District located in Cook County and in connection therewith:

(a)	Guarantor hereby consents and submits to the jurisdiction of any local or State of Illinois court located within Cook County or any Federal court in the District located in Cook County;

(b)	Guarantor hereby waives any right they or any of them may have to transfer or change the venue of any litigation brought against the Guarantor by Landlord; and

(c)	Guarantor hereby irrevocably waives the right to trial by jury with respect to any litigation brought by Landlord, Tenant or Guarantor in connection with the Lease or this Guaranty.

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Guarantor hereby waives any and all legal requirements that Landlord must institute any action or proceeding at law or in equity or exhaust their rights, remedies and/or recourse against Tenant or anyone else with respect to the Lease as a condition precedent to bringing an action against Guarantor, upon this Guaranty. Guarantor further waives any requirement that Landlord demand or seek payment or performance by Tenant or by any other party of the amounts owing or the covenants and conditions herein guaranteed, or any breach of a representation or warranty herein guarantied, shall, without further act, make Guarantor liable as herein set forth.

This Guaranty may be executed in counterparts and by facsimile or .pdf or .tif, all of which, when taken together, shall constitute a complete, original document.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned hereto as of the day and year first above written.

Matthew Morse
[Illegible]	Matthew Morse
[Illegible]
	Address:	51 Hop Brook Rd
Amherst, MA 01002

	SSN:	###-##-####

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INDUSTRIAL LEASE

THIS INDUSTRIAL LEASE (this "Lease") is executed this ____ day of November, 2012("Effective Date"), by and between 120 Palatine LLC, an Illinois limited liability company having a principal place of business located at 1010 N. Hooker Street, Suite 300, Chicago, Illinois ("Landlord"), and Lansal Inc. d/b/a Hot Mama's, a Massachusetts corporation having a principal place of business located at 134 Avocado Street, Springfield, Massachusetts ("Tenant").

ARTICLE 1- LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)          Leased Premises (shown outlined in Exhibit A hereto): 65,000 square feet located on the first floor, together with eastern portion of the basement, all located in that certain building with a street address of 120 West Palatine, Wheeling, Illinois (the "Building").

(b)          Rentable Area of Building: approximately 112,000 square feet.

(c)          Tenant's Proportionate Share: 58%.

(d)          Minimum Annual Base Rent payable by Tenant to Landlord:

Period	Per Square Foot Minimum Annual Base RentRate	Monthl)'. Rental Installment	Minimum Annual Base Rent
Lease Year 1	$5.20	$28,166.67	$338,000.04
Lease Year 2	$5.30	$28,730.00	$344,760.00
Lease Year 3	$5.41	$29,304.60	$351,655.20
Lease Year 4	$5.52	$29,890.69	$358,688.28
Lease Year 5	$5.63	$30,488.51	$365,862.12
Lease Year6	$5.74	$31,098.28	$373,179.36
Lease Year 7	$5.86	$31,720.24	$380,642.88
Lease Year 8	$5.97	$32,354.65	$388,255.80
Lease Year 9	$6.09	$33,001.74	$396,020.88
Lease Year 10*	$6.21	$33,661.77	$403,941.24

*Minimum Annual Base Rent for the Partial Lease Year (as defined herein) following the 10th Lease Year shall be the same as Lease Year 10

(e)          Target Commencement Date: June 1, 2013

(f)           Lease Term: Approximately ten (10) Lease Years.

(g)          Security Deposit: $150,000.00

(h)          Broker: CTK Chicago Partners.

(i)           Permitted Use: food manufacturing, general office and no other purposes.

G)           Address for notices and payments are as follows:

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Landlord:	120 Palatine LLC
1010 N. Hooker Street, Suite 300
Chicago, Illinois 60642
Attn: Harvey Camins

With a copy to:	Horwood Marcus & Berk Chartered
500 W. Madison Street, Suite 3700
Chicago, Illinois 60661
Attn: Kenneth Klassman

Tenant:	Lansal Inc. d/b/a Hot Mama's
134 Avocado Street
Springfield, MA 01104
Attn: Matthew Morse, President

With a copy to:	Bacon Wilson P.C.
33 State Street
Springfield, MA 01104
Attn: Kenneth J. Albano

(k)         Development: The commercial development consisting of the Building and the Common Areas.

(I)         Common Areas: All underlying land, improvements, equipment, signs and areas (as the same may be enlarged, reduced, replaced, removed or otherwise altered), from time to time, made available for the non-exclusive use or benefit of Landlord, Tenant and other owners, tenants, occupants and users of the Development, and their respective employees, agents, subtenants, concessionaires, licensees, customers and invitees, or any of them, which may include (but shall not be deemed a representation as to their availability) sidewalks, parking areas, access roads, driveways, landscaped areas, serviceways, to become a part of the Common Areas.

(m)        Rent: All Minimum Annual Base Rent, Additional Rent and all other amounts payable by Tenant pursuant to the terms of this Lease.

EXHIBITS

Exhibit A -Leased Premises Exhibit B- Landlord's Work

Exhibit C -Commencement Date Certificate

Exhibit D-Tenant Operations Inquiry Form Exhibit E -Rules and Regulations

Section 1.02. Lease of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non exclusive right to use the Common Areas.

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ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The Lease Term shall commence as of the date that Substantial Completion (as defined in Exhibit B hereto) of the Landlord's Work (as defined in Section 2.02 below) occurs (the "Commencement Date") and shall end, unless terminated sooner in accordance with the terms of this Lease, on December 31st following the expiration of the 10th Lease Year. A Lease Year shall be a period of twelve (12) consecutive calendar months. The first Lease Year shall commence on the Commencement Date, if the Commencement Date is the first day of a calendar month, and otherwise on the first day of the first full calendar month following the Commencement Date. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Term which is less than a Lease Year shall be deemed a "Partial Lease Year," except that if the Commencement Date occurs on a date other than the first day of a calendar month, then the period commencing on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs shall be included in the first Lease Year. Tenant shall have the right to extend the Lease Term for two (2) period(s) of ten (10) years (each an "Option Term"), which, if exercised, shall be included as part of the "Lease Term," by delivering written notice of Tenant's exercise of its option to Landlord at least three hundred sixty-five (365) days prior to expiration of the then current Lease Term, provided that: (a) Tenant is not then in default under this Lease at the expiration of the Lease Term or the expiration of any Option Term, (b) Tenant has not been in default more than two (2) times during any Lease Year period during the Term, and (c) Tenant has not assigned or sublet the Premises pursuant to Section 11 herein. Any Option Term hereunder shall be upon all of the same terms and provisions contained in this Lease except: (i) Landlord shall not be required to conduct any Landlord's Work or give Tenant any improvement allowance or any other concession that may have been given at the start of the initial Lease Term, (ii) Tenant shall not have any further right to extend this Lease under this Section 2.01, and (iii) the Minimum Annual Base Rent for each Lease Year during the Option Term(s) shall continue to escalate 2% more than the previous Lease Year's Minimum Annual Base Rent.

Section 2.02. Construction of Landlord's Work and Tenant's Work. Landlord shall construct and install all leasehold improvements to the Leased Premises (collectively , the "Landlord's Work") substantially in accordance with Exhibit B attached hereto and made a part hereof. Tenant, at Tenant's sole cost and expense, shall do all other work necessary to finish the Leased Premises and prepare the same for business with the public ("Tenant's Work"), including but not limited to all painting, decorating, fixturing, floor coverings and wall treatments not covered by Landlord's Work. Tenant shall obtain Landlord's prior written consent of Tenant's plans and specifications and shall deliver evidence of Tenant's insurance coverage to Landlord before commencing Tenant's Work. All Tenant's Work shall be done in a good and workmanlike manner, in compliance with all building codes, statutes, regulations and other applicable requirements, and in accordance with the plans and specifications previously approved in writing by Landlord. In conducting Tenant's Work, Tenant shall not unreasonably disturb other occupants of the Building. If Tenant's Work disturbs other Building occupants due to excessive noise, vibration, odor or similar concerns, then Landlord may require Tenant to cease installation and complete Tenant's Work outside of normal office hours. Landlord shall have the right to inspect Tenant's Work at any time. Upon completion of Tenant 's Work, Tenant shall deliver to Landlord copies of paid invoices and a lien waiver from each party providing labor or supplies in connection with Tenant's Work. Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, liens, costs and expenses in connection with Tenant's Work.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately: (a) surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair (reasonable wear and tear excepted), (b) remove from the Leased Premises: (i) Tenant's Property (as defined in Section 8.01 below), (ii) all data and communications wiring and cabling (including above ceiling, below raised floors and behind walls), and (iii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant's Property that is not removed within thirty (30) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant's cost without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

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Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Additional Rent (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, or by written agreement of the parties, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days' prior written notice to the other, whether or not said notice is given on the Rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Base Rent in the Monthly Rental Installments set forth in Section l.Ol(d), in advance, without demand, abatement, deduction or offset, on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installments for partial calendar months shall be prorated. Tenant shall be responsible for delivering all payments of Monthly Rental Installments and Additional Rent (as hereinafter defined) to Landlord at the address in Section l.OlG), unless Landlord notifies Tenant otherwise.

Section 3.02. Additional Rent

(a)          In addition to the Minimum Annual Base Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Leased Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs for such calendar year. As used herein, "Additional Rent" shall mean any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease. Additional Rent shall be payable in the same manner and upon the same terms and conditions as the Minimum Annual Base Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the same remedies available to it for non-payment of Minimum Annual Base Rent.

(b)          Landlord shall estimate Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs on an annual basis. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs. Landlord may, at its sole option, adjust Tenant's monthly payments of estimated charges if Landlord, in its reasonable judgment, determines the estimated charges are incorrect, by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the increase in the estimated Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs divided by the number of months remaining in such year. After the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual amount Tenant's Proportionate Share thereof. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next Additional Rent payment or payments due from Tenant, as the case may be, the difference between the actual Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs for the preceding calendar year and the estimated amount paid by Tenant during such year. This Section 3.02(b) shall survive the expiration or any earlier termination of this Lease.

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(c)          Notwithstanding anything contained herein to the contrary, Tenant's Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Costs for the first Lease Year shall not exceed

$130,000.

(d)          For the purposes of this Section and throughout the Lease:

(i)          "Insurance Costs" shall mean any and all premiums, fees, charges, deductibles and other costs, incurred by Landlord in its acquiring and maintenance of adequate insurance policies covering Landlord, the Leased Premises, the Building, and the balance of the Development, whether or not the same is required by law, lenders or otherwise, including those policies of insurance set forth and described in Section 8.04 hereof.

(ii)         "Operating Expenses" shall mean the amount of all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Development, the Building and the Common Areas in good condition and repair for a particular calendar year, including by way of illustration and not limitation, the following: water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Building); Common Area painting; stormwater discharge fees; tools and supplies; repair costs landscape maintenance costs; access patrols; license, permit and inspection fees; management fees; administrative fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Building; maintenance, repair and replacement of the driveways, parking areas, curbs and sidewalk areas (including snow and ice removal), landscaped areas, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof, gutters and lighting; and maintenance and repair costs, dues, fees and assessments incurred under any covenants or charged by any owners association. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Notwithstanding the foregoing, Operating Expenses shall not include the following:

(a)   Interest or principal payments on any mortgage or other indebtedness of Landlord;

(b)   Any depreciation or allowance or expense, amortization of Landlord's Building or financing costs, including interest and principal amortization debts;

(c)    Any costs incurred by Landlord with respect to any legal compliance with respect to violations existing as of the date of this Lease, including without limitation, as a result of any environmental conditions existing, in, or under the Development as of the date of this Lease;

(d)   Any repair, rebuilding or other work necessitated by condemnation, fire, windstorm or other insured casualty or hazard to the extent covered by insurance proceeds;

(e)   Any legal fees incurred in connection with any particular tenant;

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(f)    Painting, redecoration or other work which Landlord performs only for other tenants or prospective tenants, except painting, redecorating or other work which is standard maintenance or repair for the Building;

(g)   Costs associated with renovating vacant or vacated space (such as tenant build-out costs or tenant allowances;

(h)   Any costs, fines or penalties incurred due to the violations of Landlord of any governmental rule or authority;

(i)    General overhead and general administrative expenses in accounting, record-keeping and clerical support of Landlord in excess of20% of the Operating Expenses;

(j)    The cost of Landlord to comply with any environmental law;

(k)   Expenses for which Landlord is or will be reimbursed by another source;

(1)   Expenses for the defense of Landlord's title to the Development;

(m)  Attorney's fees, accounting fees and expenditures incurred in connection with disputes and claims of other tenants or occupants of the Development or with other third parties except as specifically provided in this Lease.

(n)   Charitable, lobbying, special interest or political contributions;

(o)   Capital costs for any new additions or new improvements (as opposed to capital cost for repairs or replacements relative to the Leased Premises).

(ii)         "Real Estate Taxes" shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, sale or use, personal income or estate taxes) imposed upon the Development, or against Landlord's business of leasing the Building or any other portion of the Development, by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of the Real Estate Taxes and the reasonable costs and expenses of obtaining Class 6(b) eligibility with the Cook County Assessor's Office.

Section 3.03. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. In addition to constituting a Default under this Lease, if Tenant shall fail to make timely payment of any amount due hereunder, Tenant shall pay: (a) a late charge of Five Hundred Dollars ($500.00), plus (b) such unpaid amount shall bear interest from the due date thereof to the date of payment at the lesser of the prime rate of interest, as reported in the Wall Street Journal (the "Prime Rate") plus six percent (6%) per annum and the maximum legal rate of interest.

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ARTICLE 4-SECURITY DEPOSIT

4.1           Delivery of Letter of Credit. Concurrently with Tenant's execution and delivery of this Lease, and as a condition to Landlord's obligations under the Lease, Tenant shall deliver to Landlord and maintain an unconditional and irrevocable standby letter of credit (such letter of credit and any amendment or replacement thereof shall be referred to herein as the "Letter of Credit") in favor of Landlord and its successors and assigns. The Letter of Credit shall be issued by an institutional lender of good financial standing (which lender shall, in any event, have assets equal to or exceeding One Hundred Million and 00/100 Dollars ($100,000,000.00) as of the date of the issuance of the Letter of Credit), having a place of business where the Letter of Credit can be presented for payment in the Chicago, Illinois metropolitan area, and such Letter of Credit shall be in the amount of One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) ("L/C Amount"). The lender shall be subject to Landlord's prior written approval, not to be unreasonably withheld or delayed. The Letter of Credit shall provide for one (1) or more draws by Landlord or its transferee up to the aggregate amount of the L/C Amount.

4.2           Renewal of Letter of Credit. Except as otherwise provided in Section 4.07, Tenant shall maintain the Letter of Credit in effect from the date of Tenant's execution of this Lease until the date which is sixty (60) days after Tenant shall have performed all of its obligations under the Lease (said period is hereinafter referred to as the "L/C Term"), unless as otherwise provided hereinafter provided. If the expiration date of the Letter of Credit (or any renewal or replacement Letter of Credit provided pursuant to this Article 4) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the Letter of Credit or a replacement Letter of Credit meeting all of the terms and conditions of this Article 4, not later than sixty (60) days prior to the then-applicable expiration date. Each Letter of Credit provided pursuant to this Article 4 shall have an expiration date which is at least one (1) year from such Letter of Credit's date of issue except where the then-applicable expiration date of the Letter of Credit is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement Letter of Credit shall be for such lesser period. The issuing bank's agreement to place an automatic renewal provision in the Letter of Credit, shall not relieve or release Tenant from its obligation to provide a renewal or replacement Letter of Credit on the terms hereinabove stated, it being understood that any such automatic renewal is an independent obligation of the issuing bank which is intended for Landlord's sole benefit. If Tenant fails to provide the renewal or replacement Letter of Credit not later than sixty (60) days prior to the then-applicable, stated expiration date (excluding automatic renewal provisions), such failure shall be a default by Tenant, and Landlord shall have the right, without notice or demand, on one or more occasions, to draw upon all or any part of the remaining proceeds of the Letter of Credit.

4.3           Draw on the Letter of Credit. Landlord may elect, in Landlord's sole discretion, beyond any applicable notice and cure periods afforded to Tenant under this Lease, to draw upon all or any part of the proceeds of the Letter of Credit (without liability for interest) upon the occurrence of any default.

4.4           Application of L/C Proceeds. Landlord may elect, from time to time, upon written notice to Tenant, in Landlord's sole discretion, to apply the proceeds it receives from a draw on the Letter of Credit in one or more of the following manners: (i) as payment for some or all of the Rent or other amounts owed by Tenant under the Lease but unpaid on the date of such draw, (ii) as payment for some or all of the future amounts of Rent or other amounts that Landlord estimates will be due and payable under the Lease after the date of the draw, (iii) as payment for some or all of the damage Landlord may suffer as a result of Tenant's failure to perform its obligations under the Lease, (iv) as collateral for lease obligations of Tenant, and/or (v) in any other manner permitted by the Lease or applicable law. Landlord may make one or more partial draws under the Letter of Credit and shall have the right, upon written notice to Tenant, to treat each draw or a portion thereof in one or more of the ways described in the previous sentence. Tenant hereby waives any other law or regulation that may be inconsistent with the terms and conditions of this Article 4.

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4.5           Enforcement. Tenant's obligation to furnish the Letter of Credit shall not be released, modified, or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease, whether pursuant to the terms thereof or at law or in equity. Landlord's right to draw upon the Letter of Credit shall be without prejudice or limitation to avail itself of any other rights or remedies available to Landlord under the Lease or at law or equity. Landlord shall have the right to transfer the Letter of Credit to any transferee of Landlord's interest in the Center. Upon such transfer, Tenant shall look solely to such transferee for return of the Letter of Credit, and Landlord shall be relieved of any liability with respect thereto.

4.6           Event of Default. Tenant's failure to perform its obligations under this Article 4 (time being of the essence) shall constitute an event of default under the Lease, and shall entitle Landlord to immediately exercise all of its rights and remedies under the Lease (including, but not limited to rights and remedies under this Article 4) or at law or in equity without notice or demand to Tenant.

4.7           Reduction in Amount of the Letter of Credit. Provided Tenant has not defaulted in the performance of the covenants, duties, and obligations to be performed by Tenant under this Lease, beyond any applicable notice and cure periods, Tenant shall have the right to reduce the L/C amount by fifty percent (50%) of the L/C Amount following the last day of the fifty Lease Year. The documents evidencing the reduction of the L/C Amount shall be satisfactory to Landlord, in Landlord's sole discretion.

4.8           Non-assignment. Tenant shall not assign or encumber its interest in the Letter of Credit, and neither Landlord nor its successors and assigns shall be bound by any attempted assignment or encumbrance. Tenant shall pay all costs and expenses related to maintaining the Letter of Credit, including the fees of the financial institution that issues the Letter of Credit.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for no other purpose without the prior written consent of Landlord, not to be unreasonably withheld.

Section 5.02. Covenants of Tenant Regarding Use.

(a)          Tenant shall: (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all covenants that encumber the Building and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions, rules and regulations of Landlord, including without limitation the Building Rules and Regulations attached hereto as Exhibit E and made a part hereof, as may be modified from time to time by Landlord on reasonable notice to Tenant.

(b)          Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord's directions, rules and regulations, but agrees that any enforcement thereof shall b done uniformly. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would: (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any increase in premium charged.

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(c)          Tenant shall complete a Tenant Operations Inquiry Form in substantially the form of Exhibit D attached hereto and made a part hereof.

(d)          Tenant shall be solely responsible for compliance with the Americans With Disabilities Act and the regulations and accessibility guidelines promulgated thereunder as the same may be amended from time to time as it affects the Leased Premises, Tenant's use of the Leased Premises and Tenant's customers, invitees and employees. Landlord shall be solely responsible for lhe compliance with the Americans With Disabilities Act and the regulations and accessibility guidelines promulgated thereunder as the same may be amended from time to time as it affects the Building and the Development generally.

Section 5.03. Landlord's Rights Regarding Use. Without limiting any of Landlord's rights specified elsewhere in this Lease: (a) Landlord shall have the right at any time, without notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, provided such changes or alterations do not interfere with Tenant's Permitted Use hereunder and (b) Landlord, its agents, employees and contractors and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required) for the purposes of examining or inspecting the same (including, without limitation, testing to confirm Tenant's compliance with this Lease), showing the same to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an actual or constructive eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of Rent therefor.

ARTICLE 6 - UTILITIES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services (at rates that would have been payable if such utilities and services had been directly billed by the utilities or services providers) and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Unless related to the gross negligence or willful misconduct of Landlord, its agents or contractors, no discontinuance of any utility service shall relieve Tenant from performing any of its obligations under this Lease, and Landlord shall not be liable for any discontinuation in or failure of any utility service. Unless related to the gross negligence or willful misconduct of Landlord, its agents or contractors, Landlord shall not be liable under any circumstances for loss of or injury to property (including documents, files or other property damaged, destroyed or lost through acts or omissions of the personnel performing janitorial or cleaning services) or person, however occurring, through or in connection with or incidental to the furnishing of or a failure to furnish any of the foregoing services. In the event that Tenant's disproportionate use or timing of its use of any form of energy should subject the Development or Landlord to any cost, fee or tax, Tenant shall pay or reimburse Landlord for the same as Additional Rent within thirty (30) days after Landlord's bill therefore.

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ARTICLE 7 -REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Landlord shall make all necessary repairs, replacements and maintenance to the roof, sprinkler systems, exterior walls, foundation, structural frame of the Building and the parking and landscaped areas and other Common Areas as determined necessary by Landlord in its sole but reasonable discretion. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 3.02; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or Default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant's sole expense, and such expense shall be reimbursed to Landlord within five (5) days after receipt of Landlord's written statement of such expenses.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, dock-doors, levelers, trash compactors, and plumbing systems, provided, in the event Tenant complies with the below, Landlord shall pay the cost of the replacement of each heating and air conditioning system during the initial Lease Term, provided Tenant shall agree to pay Five Hundred and 00/100 ($500.00) Dollars to the Landlord per each replacement. During any Option Term, Tenant shall be responsible for all of the costs of the replacement of each heating and air conditioning system. Tenant shall obtain and maintain in effect throughout the Lease Term a preventive maintenance contract on the heating and air conditioning systems and provide Landlord with a copy thereof within sixty (60) days of the execution of this Lease. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria which shall be dictated by Landlord from time to time, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on at least a semi-annual basis. A copy of the semi-annual inspection and maintenance reports shall be delivered to Landlord promptly upon receipt by Tenant.

Section 7.03. Requirements for Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until Landlord has approved the plans therefor in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant must construct all approved alterations or cause all approved alterations to be constructed: (a) in accordance with all applicable laws, regulations and building codes, (b) in a good and workmanlike manner and of quality equal to or better than the original construction of the Building, (c) promptly by a contractor approved by Landlord in writing, (d) in a manner that will minimize interference with other tenants' use and enjoyment of the Development, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Development. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord's consent to the creation of any lien. Tenant agrees that at Landlord's option, Landlord or a subsidiary or affiliate of Landlord, who shall receive a fee as Landlord's construction manager or general contractor, shall perform or cause to be performed all work on any alterations to the Leased Premises.

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Section 7.04. Tenant's Responsibility for Cost and Insurance. Tenant will pay the cost and expense of all alterations, including, without limitation, and depending upon the size and scope of the alteration a reasonable charge for Landlord's review, inspection and engineering time for alterations, and for any painting, restoring or repairing of the Leased Premises or the Development necessitated by the alterations. Prior to commencing the alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance in an amount at least equal to the replacement value of the alterations, and (c) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks in at least the form, amounts and coverages required of Tenant by Landlord in its sole discretion. The insurance policies described in clauses (b) and (c) of this section must name Landlord and Landlord's lender (if any) as additional insureds, specifically including completed operations.

Section 7.05. Construction Obligations and Ownership. Landlord may inspect construction of the alterations at any time. Immediately after completing the alterations, Tenant will furnish Landlord with contractor affidavits and full and final lien waivers covering all labor and materials expended and used in connection with the alterations.

Section 7.06. Liens. Tenant will keep the Development free from any mechanics', material mens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, including but not limited to any Tenant's Work or alterations. If any such liens are filed and Tenant, within twenty (20) days after such filing, does not release the same of record or provide Landlord with a bond or other security satisfactory to Landlord protecting Landlord and the Development against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

Section 7.07. Indemnification. To the fullest extent allowable under the Laws, Tenant releases and will indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord, Landlord's Lender (if any), and the Development from and against any claims in any manner relating to or arising out of any alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant, unless such claim arises from willful misconduct or gross negligence of the Landlord, its agents or representatives.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant's trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as "Tenant's Property"), shall be and remain at Tenant's sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from: (a) any and all liability for theft or damage to Tenant's Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.05 below. In the event of any conflict between the provisions of Section 8.05 below and this Section 8.01, the provisions of Section 8.05 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

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Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its partners, officers, members, managers, directors, agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including without limitation reasonable attorneys' fees and expenses at the trial and appellate levels) to the extent: (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant's agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the Common Areas, (b) arising out of or relating to any of Tenant's Property, or (c) arising out of any other act or occurrence within the Leased Premises directly or indirectly caused by Tenant, Tenant's agents, employees, contractors or invitees, in all such cases except to the extent the claim, damages or demands arise or are caused directly by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.05 below. In the event of any conflict between the provisions of Section 8.05 below and this Section 8.02, the provisions of Section 8.05 shall prevail. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Tenant's Insurance. Tenant shall purchase, at its own expense, and keep in force at all times during the Lease Term the policies of insurance set forth below (collectively, "Tenant's Policies"). All Tenant's Policies shall: (a) be issued by an insurance company with a Best's rating of A or better and otherwise reasonably acceptable to Landlord and shall be licensed to do business in the state in which the Leased Premises are located, (b) provide that said insurance shall not be canceled or materially modified unless 30 days' prior written notice shall have been given to Landlord, (c) provide for deductible amounts that are reasonably acceptable to Landlord (and its lender, if applicable), and (d) otherwise be in such form, and include such coverages, as Landlord may reasonably require . The Tenant's Policies described in (i) and (ii) below shall: (1) provide coverage on an occurrence basis, (2) name Landlord (and its lender, if applicable) as an additional insured, (3) provide coverage, to the extent insurable, for the indemnity obligations of Tenant under this Lease, (4) contain a separation of insured parties provision, (5) be primary, not contributing with, and not in excess of, coverage that Landlord may carry, and (6) provide coverage with no exclusion for a pollution incident arising from a hostile fire. All Tenant's Policies (or, at Landlord's option, Certificates of Insurance and applicable endorsements, including, without limitation, an "Additional Insured-Managers or Landlords of Premises" endorsement) shall be delivered to Landlord prior to the Commencement Date and renewals thereof shall be delivered to Landlord's notice addresses at least 30 days prior to the applicable expiration date of each Tenant's Policy. In the event that Tenant fails, at any time or from time to time, to comply with the requirements of the preceding sentence, Landlord may: (A) order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon demand, as Additional Rent and (B) impose on Tenant, as Additional Rent, a monthly delinquency fee, for each month during which Tenant fails to comply with the foregoing obligation, in an amount equal to five percent (5%) of the Monthly Rental Installments then in effect. Tenant shall give prompt notice to Landlord and Agent of any bodily injury, death, personal injury, advertising injury or property damage occurring in and about the Development.

Tenant shall purchase and maintain throughout the Term, a Tenant's Policy(ies) of: (i) commercial general or excess liability insurance, including personal injury and property damage, in the amount of not less than $2,000,000.00 per occurrence, and $5,000,000.00 annual general aggregate, per location, (ii) comprehensive automobile liability insurance covering Tenant against any personal injuries or deaths of persons and property damage based upon or arising out of the ownership, use, occupancy or maintenance of a motor vehicle at the Development and all areas appurtenant thereto in the amount of not less than $1,000,000, combined single limit, (iii) commercial property insurance covering Tenant's Property (at its full replacement cost), (iv) workers' compensation insurance per the applicable state statutes covering all employees of Tenant, (v) business interruption insurance with limits not less than an amount equal to one (1) year's Rent due hereunder, (vi) if Tenant handles, stores or utilizes Hazardous Substances in its business operations, pollution legal liability insurance, and (vii) any other insurance coverages deemed appropriate by Landlord or required by Landlord's lender.

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Section 8.04. Landlord's Insurance. During the Lease Term, Landlord shall maintain the following types of insurance (the costs of which shall be deemed Insurance Costs): (a) a commercial property insurance policy covering the Building (at its full replacement cost), but excluding Tenant's personal property , (b) commercial general public liability insurance covering Landlord for claims arising out ofliability for bodily injury, death, personal injury, advertising injury and property damage occurring in and about the Development and/or Building and otherwise resulting from any acts or omissions of Landlord, its agents and employees, (c) rent loss insurance, and (d) any other insurance coverage deemed appropriate by Landlord or required by Landlord's lender. The amounts of all of the coverages described in (a) through (d), above, shall be considered commercially reasonable and shall be determined from time to time by Landlord, in its sole discretion. All insurance maintained by Landlord shall be in addition to and not in lieu of the insurance required to be maintained by the Tenant.

Section 8.05. Waiver of Subrogation . Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by the applicable insurance policies described above. The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

Section 9.01. Landlord's Rights.        If all or any part of the Building and/or the Leased Premises is(are) damaged by fire or other casualty (a "Casualty"), and if Landlord makes a good faith determination that: (a) there are insufficient insurance proceeds to rebuild or restore the Building or the Leased Premises, or (b) Landlord is required to pay any insurance proceeds arising out of the Casualty to any Landlord's Mortgagee, then Landlord may terminate this Lease by giving Tenant written notice of Landlord 's election to terminate (the "Casualty Termination Notice") within one hundred twenty

(120)       days after the Casualty has occurred, and Rent will abate as of the date of the Casualty, unless

Tenant or any of Tenant's affiliates caused such damage, in which event Tenant shall continue to pay Rent without abatement. In the event more than 50% of the Leased Premises is damaged, then either Tenant or Landlord shall have the right to terminate the Lease within one hundred twenty (120) days after the Casualty has occurred, and Rent will abate as of the date of the Casualty. Any such termination shall be effective sixty (60) days after the date of the Casualty Termination Notice.

Section 9.02. Repair Obligation. If Landlord elects not to terminate this Lease following a Casualty, then Landlord, within a reasonable time after such Casualty, will proceed with reasonable diligence to repair, restore or rehabilitate the Building and/or the Leased Premises, as the case may be, to substantially the same condition as they existed immediately before such Casualty. However, Landlord will not be required to repair or replace any of the furniture, equipment, fixtures, and other leasehold improvements which may have been placed by or at the request of Tenant or other occupants in the Building or the Leased Premises and required to be insured by Tenant or other tenants, and Landlord's obligation to repair or restore the Building and/or the Leased Premises will be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. In the event that Landlord elects not to terminate the Lease and Landlord proceeds to repair the Building and/or the Leased Premises, then Tenant must apply to the replacement or restoration of the furniture, equipment, fixtures and other improvements in the Leased Premises (if replacement or restoration is necessary because of the Casualty) any proceeds of insurance that it may have received from its policy(ies) on account of the Casualty. During such repair or rebuilding of the Building and/or the Leased Premises, Rent for the portion of the Leased Premises rendered untenantable by the damage will be abated on a reasonable basis determined by Landlord from the date of damage until the completion of the repair, restoration or rehabilitation, unless the Casualty was caused by Tenant or any of Tenant's affiliates, in which event Tenant shall continue to pay Rent without abatement.

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ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or Common Areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. All damages awarded shall belong to Landlord.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a)          Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any renewal, extension, expansion, rights of first offer, rights of first refusal or other rights or options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease.

(b)           By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord's opinion: (i) the Leased Premises are or may be in any way adversely affected, (ii) the business reputation of the proposed assignee or subtenant is unacceptable, (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder, or (iv) the prospective assignee or subtenant is a current tenant at the Development or is a bona-fide third-party prospective tenant. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Building. If Landlord refuses to give its consent to any proposed assignment or subletting, Landlord may, at its option, within thirty (30) days after receiving a request to consent, terminate this Lease by giving Tenant thirty (30) days' prior written notice of such termination, whereupon each party shall be released from all further obligations and liability hereunder, except those which expressly survive the termination of this Lease.

(c)           IfTenant shall make any assignment or sublease, with Landlord's consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord any such excess rental upon receipt. Tenant agrees to pay Landlord upon demand by Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises as consideration for Landlord's consent.

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ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance. (I would like to address the status of the security deposit upon sale of the building)

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost to Landlord, an estoppel certificate in such form as Landlord or Landlord's mortgagee (or prospective mortgagee) may reasonably request certifying: (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which Rent has been paid, (c) that there are not any uncured Defaults or specifying such Defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. This Lease is automatically subordinate to any deed of trust, mortgage or other security instrument, or any ground lease, master lease or primary lease, that now or subsequently encumbers all or any part of the Building without any further action or writing of the parties (the mortgagee under any such mortgage or the lessor under any such lease is referred to below as a "Landlord's Mortgagee"). However, any Landlord's Mortgagee may at any time unilaterally elect to make this Lease superior to its mortgage, ground lease or other interest in the Leased Premises by so notifying Tenant in writing. At any time and from time to time, Tenant shall, upon Landlord's or Landlord's Mortgagee's request, promptly execute any agreement or instrument confirming the subordination of its interest in this Lease. Tenant hereby appoints Landlord as Tenant's attorney-in-fact to execute any such agreement or instrument for and on behalf of Tenant in the event Tenant fails to execute such agreement or instrument and deliver the same to Landlord within ten (10) days after its submission to Tenant.

Section 12.04. Attomment. Tenant agrees to attorn to any party succeeding to Landlord's interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, attornment, termination of lease, or otherwise. Within ten (10) days after such party's request, Tenant will execute and deliver to the requesting party a written agreement(s) confirming such attornment. If Tenant fails to deliver the attornment agreement(s) described herein within the ten (10) day period, Tenant acknowledges and agrees that Landlord is authorized to act as Tenant's attorney-in-fact to execute the agreement(s) on behalf of Tenant, and Tenant will be bound by the terms of the agreement(s) executed by Landlord.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a "Default":

(a)           Tenant fails to pay any Rent (Monthly Rental Installments or Additional Rent) within five (5) days after the same is due.

(b)           Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord.

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(c)           Tenant shall vacate or abandon the Leased Premises, or fail to occupy the Leased Premises or any substantial portion thereof.

(d)           Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(e)           All or substantially all of Tenant's assets or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.

In addition to the Defaults described above, the parties agree that if Tenant receives written notice of a violation of the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such violations are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a)           Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

(b)           Landlord may terminate this Lease by giving Tenant notice of the termination, in which event this Lease shall terminate on the date specified in the notice of termination, and Tenant shall surrender the Leased Premises to Landlord on the date specified in the notice. Landlord may enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, and expel and remove any and all property located in or about the Leased Premises, all by force, if necessary. Landlord may recover from Tenant all amounts previously due under this Lease and all damages Landlord may incur by reason of Tenant's breach, including the cost of reletting the Leased Premises, reasonable attorneys' fees, and the worth at the time of such termination (discounted at a rate equal to the then average rate for Moody's "AAA" rated corporate bonds or, if such rate is no longer available, a comparable rate designated by Landlord) of the excess, if any, of the amount of all Minimum Annual Base Rent, Additional Rent and other rent to be paid under this Lease for the remainder of the Lease Term over the then reasonable rental value of the Leased Premises for the remaining portion of the Leased Term, all of which amounts shall be immediately due and payable from Tenant to Landlord.

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(c)           With or without terminating this Lease (disregarding whether the Lease terminates as a matter of law) Landlord may enter upon and take possession of the Leased Premises, and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, and expel and remove any and all property located in or about the Lease Premises, all by force, if necessary, and, if Landlord so elects, make such alterations (including alterations oflocks and security devices) and repairs as may be necessary to relet the Leased Premises and, if Landlord so elects, relet the Lease Premises or any part thereof, in Landlord's name, at such rent and for such term and subject to such terms and conditions as Landlord may deem advisable in its sole discretion. Upon any such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any damages by reason of Tenant's breach other than as described below and any indebtedness other than due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and reasonable attorneys' fees and reasonable costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord on demand any deficiency in payment of the Rent payable hereunder after application of any rentals received from any reletting. Actions to collect amounts payable by Tenant may be brought from time to time, on one or more occasions for Rent that has accrued up to that time, without waiting until expiration of the Lease Term. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, but Tenant shall remain liable following such termination as set forth in this Section 13.02(c).

(d)           Landlord may elect to not terminate this Lease and declare immediately due and payable, in addition to all amounts previously due, the worth at the time (discounted at a rate equal to the then average rate of Moody's "AAA" rated corporate bonds or, if such rate is no longer available, a comparable rate designated by Landlord) of all Minimum Annual Base Rent, Additional Rent, and other Rent to be paid under this Lease for the remainder of the Lease Term; provided that such payment shall not be deemed a penalty or liquidated damages but shall merely constitute payment in advance of Rent for the remainder of the Lease Term.

In determining the Rent which would have been payable by Tenant hereunder through the Lease Term upon termination on account of a Default, the Minimum Annual Base Rent shall be payable in the amount provided in this Lease, Tenant's Proportionate Share of Additional Rent shall be deemed equal to Tenant's Proportionate Share of Additional Rent for the month prior to the Default.

(e)           the Default.Landlord may sue for injunctive relief or to recover damages for any loss resulting from

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, or in equity, including an action for specific performance requiring Tenant to perform any or all of its obligations hereunder, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the covenants and provisions herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of Default shall not be deemed or construed to constitute a waiver of such Default. Landlord's acceptance of Rent following a Default hereunder shall not be construed as a waiver of such Default. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting after any event of Default to Landlord's exercise of dominion over Tenant's property within or about the Leased Premises. All claims for damages by reason of such re-entry or repossession or alteration of locks or other security devices are hereby waived by Tenant, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to a judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings as Landlord may elect, and Landlord shall not be liable in trespass or otherwise with respect to any re-entry. No custom or practice between Landlord and Tenant shall be construed to waive Landlord's right to insist upon strict performance of the terms of this Lease. If, because of any breach or Default by Tenant in Tenant's obligations hereunder, Landlord shall employ an attorney to enforce or defend any of the Landlord's rights or remedies hereunder, Tenant agrees to pay all reasonable attorneys' fees in connection therewith.

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Section 13.03. Non-Liability of Landlord. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any injury or damage to any person or property in or about the Development resulting from the Development, Building or Leased Premises, or any part thereof or any equipment thereof becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air-conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of Landlord or of other tenants or occupants or employees in the Development; or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature, so long as the claim, injury or damage is the result of the Landlord's gross negligence including any representative, invitee or agent of the Landlord . All property in or about the Development or in the Leased Premises belonging to Tenant, its agents, employees or invitees shall be there at the risk of Tenant or other person only, and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof.

IF LANDLORD SHALL FAIL TO PERFORM ANY TERM, CONDITION, COVENANT OR OBLIGATION REQUIRED TO BE PERFORMED BY IT UNDER THIS LEASE AND IF TENANT SHALL, AS A CONSEQUENCE THEREOF, RECOVER A MONEY JUDGMENT AGAINST LANDLORD, TENANT AGREES THAT IT SHALL LOOK SOLELY TO LANDLORD'S RIGHT, TITLE AND INTEREST IN AND TO THE BUILDING. UNDER NO CIRCUMSTANCE SHALL ANY OWNER, PAR1NER, MEMBER OR MANAGER IN OR OF LANDLORD BE LIABLE FOR THE COLLECTION OF SUCH JUDGMENT; AND TENANT FURTHER AGREES THAT NO OTHER ASSETS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER PROCESS FOR THE SATISFACTION OF TENANT'S JUDGMENT.

Section 13.04. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any Default shall be deemed to be a waiver of any other Default. Landlord's receipt of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.05. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses.

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ARTICLE 14- LANDLORD'S RIGHT TO RELOCATE TENANT

INTENTIONALLY DELETED

ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a)          "Environmental Laws" shall mean all present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity now or hereafter having jurisdiction over the Leased Premises.

(b)          "Hazardous Substances" shall mean those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

Section 15.03. Notices. Affidavits, Etc. Tenant shall immediately: (a) notify Landlord of (i) any actual or alleged violation by Tenant, its employees, agents, representatives, customers, ·invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.04. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including without limitation reasonable attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 -MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed by and interpreted in accordance with the laws of the State of Illinois. The parties agree that in the event of a dispute arising concerning this Lease, said dispute shall be filed and heard in the courts of the State of Illinois located in Cook County, Illinois. The parties agree to waive all defenses related to personal jurisdiction, venue, forum non conveniens, in any action involving the Lease or this Lease brought in the courts in the State of Illinois located in Cook County, Illinois.

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Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any non-monetary obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16.04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Leased Premises on the terms contained herein.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commissions due Brokers based on this Lease pursuant to separate agreements between Landlord and Brokers.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person (by hand delivery or messenger) or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01 If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed postage prepaid, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Information. From time to time during the Lease Term, but not more than once per calendar year of the Lease Term, except in connection with prospective purchasers or lenders, Tenant shall deliver to Landlord information and documentation describing and concerning Tenant's financial condition, and in form and substance reasonably acceptable to Landlord, within ten

(10) days following Landlord's written request therefor. Upon Landlord's request, Tenant shall provide to Landlord the most currently available audited financial statement of Tenant; and if no such audited financial statement is available, then Tenant shall instead deliver to Landlord its most currently available balance sheet and income statement. Furthermore, upon the delivery of any such financial information from time to time during the Lease Term, Tenant shall be deemed to automatically represent and warrant to Landlord that the financial information delivered to Landlord is true, accurate and complete, and that there has been no adverse change in the financial condition of Tenant since the date of the then-applicable fmancial information.

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Section 16.09. Waiver of Jury Trial. THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE LEASED PREMISES, OR ANY OTHER MATIER RELATED TO nns LEASE OR THE LEASED PREMISES.

Section 16.10. Representations and Warranties. Tenant hereby represents and warrants that: (a) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized, (b) Tenant is authorized to do business in the State where the Building is located, and (c) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

Section 16.11. Signage. Tenant may, at its own expense, erect a sign concerning the business of Tenant that shall be in keeping with the decor and other signs on the Building and in the Development. All signage (including the signage described in the preceding sentence) in or about the Leased Premises shall be first approved by Landlord and shall be in compliance with the any codes and recorded restrictions applicable to the sign or the Building. The location, size and style of all signs shall be approved by Landlord. Tenant agrees, at its sole cost and expense, to maintain any sign in good state of repair, and upon expiration of the Lease Term, Tenant agrees to promptly remove such signs and repair any damage to the Leased Premises.

Section 16.12. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated for the Building by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant's employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. There shall be no parking permitted on any of the streets or roadways located within the Development. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 16.13. Elk Grove Location. Following the Commencement Date, Landlord shall pay to Tenant $7,000 once per month ("Elk Grove Contribution") within ten (10) days following receipt of an affidavit executed by an authorized officer of the Tenant that Tenant has not subleased their space at 2500 Lunt Avenue, Elk Grove, Illinois ("Elk Grove Location"). Landlord's Contribution shall not exceed $84,000 and Landlord's obligation hereunder shall expire the earlier of: (i) the end of the First Lease Year, (ii) the date Tenant subleases the Elk Gove Location, (iii) the date the lease for the Elk Grove location is terminated.

Section 16.14. 6(b) Contingency. This Lease is contingent upon the Landlord obtaining 6(b) eligibility incentive classification from the Village of Wheeling.

Section 16.15. Time. Time is of the essence of each term and provision of this Lease.

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Section 16.16. Consent. Unless expressly set forth herein to the contrary, where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.17. Usufruct. Tenant's interest in the Leased Premises is a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

Section 16.18. Counterparts; Facsimile. This Lease may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Lease. A fully executed .pdf or facsimile copy of this Lease shall be effective as an original.

Section 16.19 Rental Tax. Tenant shall pay to Landlord any and all excise, privilege and other taxes, other than net income and estate taxes, levied or assessed by any federal, state or local authority upon the Rent received by Landlord hereunder, and Tenant shall pay to Landlord any business ta.x imposed upon Landlord by any governmental authority which is based or measured in whole or in part by amounts charged or received by Landlord from Tenant under this Lease.

ARTICLE 17 - RIGHT OF FIRST REFUSAL

Provided no Default then exists and further provided this Lease is then in full force and effect, from the execution of this Lease and continuing throughout the Term, Tenant shall have the right of first refusal ("Expansion Option") as hereinafter described, to lease the remaining 25,000 square feet of space adjacent to the Leased Premises (the "Expansion Option Space") for a term beginning on the Expansion Option Commencement Date (defined below). This Expansion Option is exercisable at the following times and upon the following conditions:

Landlord shall not voluntarily lease the Expansion Option Space to a third party without making such lease (a ''New Lease") or a bona fide proposal for a New Lease (the "Proposal") subject to Tenant's Expansion Option. Upon the execution of a Proposal, Landlord shall provide written notice of the Proposal to Tenant ("Landlord's ROFR Notice"). Tenant may exercise its Expansion Option, if at all, by delivering to Landlord no later than ten (10) days after delivery of Landlord's ROFR Notice, written notice ("Expansion Option Notice") of Tenant's election to include the Expansion Option Space in the Premises. If Tenant timely exercises the Expansion Option, then: (a) possession of the Expansion Option Space shall be delivered to Tenant in an "AS-IS" condition on the date set forth in Landlord's ROFR Notice, provided the mechanical systems servicing the Expansion Option Space shall be in good working order, (b) the commencement date of the Expansion Option Space shall be the date Landlord delivers possession of the Expansion Option Space to Tenant ("Expansion Option Space Commencement Date"), (c) Minimum Annual Base Rent, Real Estate Taxes, Insurance Costs and Operating Expenses for the Expansion Option Space shall commence on the Expansion Option Space Commencement Date and shall be at the per square foot rate set forth in the Proposal, (d) Tenant's Proportionate Share of shall be appropriately adjusted based on the additional square footage added to the Leased Premises, (e) Landlord shall not be required to perform any work in the Expansion Option Space, (t) the Lease Term for the Leased Premises and the Expansion Option Space shall be expire upon the later of: (i) the expiration of the Lease Term, or (ii) the expiration of the term of the lease for the Expansion Option Space as set forth in the Proposal, (g) Tenant shall be responsible for demising work and construction of all improvements in the Expansion Option Space, and (h) Tenant and Landlord shall execute an amendment to this Lease including the Expansion Option Space in the Leased Premises on the same terms as the Lease, except as set forth above (including a new workletter by which Tenant will perform the work in the Expansion Option Space). Tenant's occupancy of the Expansion Option Space prior to the Expansion Option Space Commencement Date shall be subject to all the requirements of this Lease other than those requiring payment of Rent and shall be solely for purposes of performing construction in the Expansion Option Space and otherwise preparing for occupancy of the Expansion Option Space.

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Except as provided in the preceding paragraph, if Tenant fails or is unable to timely exercise its Expansion Option, such right shall lapse, time being of the essence with respect to the exercise thereof (it being understood that Tenant's Expansion Option is a one-time right only). If required pursuant to a separate agreement, Landlord shall be obligated to pay a prorated commission to Broker with respect to the Expansion Option Space leased by Tenant (if any) pursuant to this Article 17 and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. Tenant's rights under this Article shall terminate if: (a) this Lease or Tenant's right to possession of the Leased Premises is terminated, or (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Leased Premises.

(SIGNATURES CONTAINED ON FOLLOWING PAGE)

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LANDLORD:	TENANT:

120 Palatine LLC, an Illinois limited liability company	Lansal Inc. d/b/a Hot Mama's, a Massachusetts corporation

By:	/s/ Barry Sidel	By:	/s/ Matthew Morse
Name:	Barry Sidel	Name:	Matthew Morse
Its:	Managing Member	Its:	President

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EXHIBIT A

LEASED PREMISES

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EXHIBITB

LANDLORD'S WORK

1.          Landlord's Obligations. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct and install within the Leased Premises, in a good and workmanlike manner, the Landlord's Work, in accordance with this Exhibit B, including the plan attached hereto prepared by ARSA dated

2.          Tenant Delay. Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Landlord's Work is delayed beyond the Target Commencement Date as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Landlord's Work shall be deemed to have occurred on the date that Substantial Completion of the Landlord's Work would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Landlord's Work on or before the Target Commencement Date.

3.          Commencement Date Certificate. Promptly following the Commencement Date, Tenant shall execute Landlord's Commencement Date Certificate in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging: (a) the Commencement Date of this Lease, and (b) except for any punchlist items, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items.

4.          Definitions. For purposes of this Lease: (a) "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of the Landlord's Work, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant's occupancy, as established by a certificate of occupancy for the Leased Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) "Tenant Delay" shall mean any delay in the completion of the Landlord's Work attributable to Tenant, including, without limitation (i) Tenant's failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord's inability to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant, and (v) any other act or omission of Tenant.

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EXHIBITC

Commencement Date Certificate

RE: Lease Agreement ("Landlord") and ______________ ("Tenant") for the Leased Premises located at 120 West Palatine, Wheeling, Illinois (the "Leased Premises"), dated                       (the "Lease").

Dear

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Commencement Date under the Lease is ________________

2.	The expiration date of the Lease Term is ________________

3.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

4.	The Landlord has completed the improvements designated as Landlord's obligation under the lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

5.	To the best of the undersigned's knowledge, there are no uncured events of Default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Commencement Date Certificate to be executed this _day of                  , 20_.

By:
Printed Name:
Title:

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EXHIBITD

TENANT OPERATIONS INQUIRY FORM

I. Name of Company/Contact: ___________________________________________________

2. Address/Phone:

3. Provide a brief description of your business and operations:

4. Will you be required to make filings and notices or obtain permits as required by Federal and/or State regulations for the operations at the proposed facility? Specifically:

a.	SARA Title ill Section 312 (Tier TI) reports	YES	NO
(> IO,OOOlbs. of hazardous materials STORED at any one time)

b.	SARA Title III Section 313 {Tier III) Form R reports	YES	NO
(> 1O,OOOlbs. of haz.ardous materials USED per year)

c.	NPDES or SPDES Stormwater Discharge permit	YES	NO
(answer ''No" if "No-Exposure Certification" filed)

d.	EPA Hazardous Waste Generator ID Number	YES	NO

5.  Provide a list of chemicals and wastes that will be used and/or generated at the proposed location. Routine office and cleaning supplies are not included. Make additional copies if required.

Chemical Waste	Approximate Annual Quantity Used or Generated	Storage Container(s) (i.e. Drums, Cartons, Totes, Bags, AM, USTs, etc)
NIA	NIA	NIA

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EXIDBITE

RULES AND REGULATIONS

1.           The sidewalks, entrances, driveways and roadways serving and adjacent to the Leased Premises shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2.          No awnings or other projections shall be attached to the outside wails of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises other than Landlord standard window coverings without Landlord's prior written approval. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must bt: fiuon:sct:ut, of a quality, type, design and tube color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sun screened without written consent of Landlord.

3.          No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant.

4.          The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5.          No boring, cutting or stringing of wires or laying of any floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct. Landlord shall direct electricians as to where and how telephone or data cabling are to be introduced. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the approval of it Landlord.

6.          No bicycles, vehicles, birds or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on the Leased Premises, except microwave cooking, and the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees. No tenant shall cause or permit any unusual or objectionable odors to be produced in or permeate from the Leased Premises.

7.          The Leased Premises shall not be used for manufacturing, unless such use conforms to the zoning applicable to the area, and the Landlord provides written consent. No tenant shall occupy or permit any portion of the Leased Premises to be occupied as an office for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or a dance, exercise or music studio, or any type of school or daycare or copy, photographic or print shop or an employment bureau without the express written consent of Landlord. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

8.          No tenant shall make, or permit to be made any unseemly, excessive or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or down the passageways.

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9.        No tenant, subtenant or assignee nor any of its servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Leased Premises any flammable, combustible or explosive fluid, chemical or substance or firearm.

10.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either famished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

11.    No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand.

12.       Each tenant shall be responsible for all persons entering the Building at tenant's invitation, express or implied. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob not, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right without any abatement of Rent to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants and the protection of the Building and the property in the Building.

13.       Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall report and otherwise cooperate to prevent the same.

14.       All equipment of any electrical or mechanical nature shall be placed by tenant in the Leased Premises in settings that will, to the maximum extent possible, absorb or prevent any vibration, noise or annoyance.

15.       There shall not be used in any space, either by any tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards.

16.       The scheduling of tenant move-ins shall be before or after normal business hours and on weekends, subject to the reasonable discretion of Landlord.

17.       The Building is a smoke-free Building. Smoking is strictly prohibited within the Building. Smoking shall only be allowed in areas designated as a smoking area by Landlord. Tenant and its employees, representatives, contractors or invitees shall not smoke within the Building or throw cigar or cigarette butts or other substances or litter of any kind in or about the Building, except in receptacles for that purpose. Landlord may, at its sole discretion, impose a charge against monthly rent of $50.00 per violation by tenant or any of its employees, representatives, contractors or invitees, of this smoking policy.

18.       Tenant will insure that all doors are securely locked, and water faucets, electric lights and electric machinery are turned off before leaving the Building.

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19.       Tenant, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no-parking and driving speed zones and designated handicapped and visitor spaces, and when parking always park between the designated tines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no-parking zone or in a designated handicapped area, and any vehicle which is left in any parking lot in violation of the foregoing regulation. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles.

20.       Tenant shall be responsible for and cause the proper disposal of medical waste, including hypodermic needles, created by its employees.

21.       No outside storage is permitted including without limitation the storage of trucks and other vehicles.

22.       No tenant shall be allowed to conduct an auction from the Leased Premises without the prior written consent of Landlord.

It is Landlord's desire to maintain in the Building, Development and Common Areas the highest standard of dignity and good taste consistent with comfort and convenience for tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. The Landlord reserves the right to make such other and further rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Building and Common Areas, and for the preservation of good order therein.

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